United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,187,380)
Unrealized Gain (Loss) on Market Value of Futures	1,571,730
Dividend Income	554
Interest Income	559
ETF Transaction Fees	700
Total Income (Loss)	$(613,837)

Expenses
General Partner Management Fees	$29,868
Brokerage Commissions	4,182
Non-interested Directors' Fees and Expenses	495
Prepaid Insurance Expense	337
Other Expenses	10,602
Total Expenses	45,484
Expense Waiver	(4,645)
Net Expenses	$40,839
Net Income (Loss)	$(654,676)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$42,647,444
Additions (50,000 Units)	3,785,205
Withdrawals (50,000 Units)	(3,814,868)
Net Income (Loss)	(654,676)

Net Asset Value End of Month	$41,963,105
Net Asset Value Per Unit (550,000 Units)	$76.30

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612